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                                Exhibit No. 10.60



                        Agreement between the Company and
                    Jeffrey R. Leach effective April 29, 1998











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                                    AGREEMENT
                                     BETWEEN
                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                              AND JEFFREY R. LEACH


         THIS AGREEMENT is effective as of April 29, 1998 between Consolidated Capital of North America, Inc. (the "Corporation") and Jeffrey R. Leach (the "Consultant").

         WHEREAS, the parties desire to enter into this Agreement for their mutual benefit.

         1. RESPONSIBILITIES OF CONSULTANT. In consideration of the benefits provided in paragraph 2 of this Agreement:

                  (a) Consultant will provide services to the Corporation in connection with strategic acquisitions by the Corporation from time to time (the "Acquisitions");

                  (b) Consultant will perform such duties for the Corporation as are herein identified at such time and place as the Corporation and Consultant mutually agree; and

                  (c) Consultant will report to the Chief Executive Officer and the Board of Directors of the Corporation as requested from time to time.

         2. PAYMENTS FOR SERVICES. In consideration for the services provided by Consultant as specified in Section 1 above, and other good and valuable consideration, the Corporation agrees that:

                  (a) The Corporation shall issue to Consultant 400,000 Common Shares (the "Shares") of the Corporation pursuant to the Corporation's 1997 Stock Incentive Plan.

                  (b) Consultant shall be entitled to reimbursement for all reasonable business expenses related to the Acquisitions to the extent that such expenses are incurred on behalf of the Corporation and with the prior approval of the Corporation. Consultant is responsible for the timely submission of appropriate written receipts therefor.

         3. DURATION. This Agreement will be in effect until April 30, 2000. These terms may be modified by written instrument mutually agreed upon by the parties at any time.





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         4.       CONFIDENTIALITY.

                  (a) Consultant hereby agrees that during the term of this Agreement and at all times thereafter, Consultant shall: (i) keep secret and confidential and not make any written or oral announcement or disclosure of (other than as permitted herein) Consultant's discussions with the Corporation or any information about, or directly or indirectly pertaining to, the business, strategy, properties, or prospects of the Corporation or any of its subsidiaries or affiliates ("Confidential Information") except to those agents of Consultant who have a direct need to know such information; (ii) not use any Confidential Information to obtain a commercial, trading or other advantage; (iii) at any time on request from the Corporation return any written record of any Confidential Information or other record in any form in Consultant's possession; and (iv) promptly notify the Corporation if any Confidential Information is required to be disclosed by reason of law or governmental or other regulation and cooperate with the Corporation regarding the manner of such disclosure or any action which the Corporation, at its sole cost and expense, may elect to take to challenge legally the validity of such requirement.

                  (b) The above undertakings shall not apply to information which: (i) becomes generally available to the public other than as a result of disclosure by Consultant or any party to whom Consultant has disclosed it or other than by way of any breach of any obligation of confidentiality; (ii) Consultant can demonstrate was in Consultant's possession at the time of disclosure to Consultant and which Consultant lawfully acquired other than from an Acquisition candidate or the Corporation or any of its subsidiaries; (iii) was otherwise available in the public domain; or (iv) was disclosed with the Corporation's consent.

         5. SEVERABILITY. Each paragraph and subparagraphs of this Agreement shall be construed and considered separate and separable from the validity and enforceability of any other provision contained in this Agreement.



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        6.       TITLES AND HEADINGS. Titles and headings to paragraphs hereof are for purposes of reference only and shall in no way limit, define or otherwise affect the provisions hereof.

         7. COLORADO LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to any conflicts of law doctrines.

         8. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

          9. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by a written instrument executed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement which is effective as of the date first set forth above.

                                     CONSOLIDATED CAPITAL OF
                                     NORTH AMERICA, INC.


                                     By: /s/ Donald R. Jackson
                                        ---------------------------------
                                             Donald R. Jackson
                                             Secretary and Treasurer


                                     By: /s/ Jeffrey R. Leach
                                        ---------------------------------
                                             Jeffrey R. Leach